Exhibit 99.(e)(b)

SECOND AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 24, 2017 by and between Syntax ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of February 24, 2020 (the “Effective Date”).

WHEREAS, the Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of five ETFs; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of: Syntax Stratified LargeCap II ETF; Syntax Stratified U.S. 1000 ETF; Syntax Stratified U.S. Total Market Hedged ETF; Syntax Stratified U.S. Total Market ETF; and Syntax Stratified Europe & Asia Developed Markets ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SYNTAX ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ David W. Jaffin	By:	/s/ Mark Fairbanks
Name/Title	David W. Jaffin, Treasuer		Mark A. Fairbanks, Vice President

SECURITIES ACTIVITIES AND SERVICES AGREEMENT

Appendix A

Registered Funds:

SYNTAX ETF TRUST

Syntax Stratified Core ETF
Syntax Stratified LargeCap ETF
Syntax Stratified MidCap ETF
Syntax Stratified Financials ETF
Syntax Stratified Energy ETF
Syntax Stratified Industrials ETF
Syntax Stratified Information Tools ETF
Syntax Stratified Information ETF
Syntax Stratified Consumer ETF
Syntax Stratified Food ETF
Syntax Stratified Healthcare ETF
Syntax Stratified SmallCap ETF
Syntax Stratified LargeCap II ETF
Syntax Stratified U.S. 1000 ETF
Syntax Stratified U.S. Total Market Hedged ETF
Syntax Stratified U.S. Total Market ETF
Syntax Stratified Europe & Asia Developed Markets ETF

Private Funds:

Syntax Index Series LP
Syntax 900 Series
Syntax 500 Series
Syntax 400 Series
Syntax US Financial Products and Services Series
Syntax US Energy Products and Services Series
Syntax US Industrial Products and Services Series
Syntax US Information Tools Series
Syntax US Information Products and Services Series
Syntax US Consumer Products and Services Series
Syntax US Food Products and Services Series
Syntax US Healthcare Products and Services Series

Syntax Global 1, LP
Syntax Europe and Asia Developed Market Series
Syntax 500 Series